Exhibit 99.1

Contacts:

Amber Blaha	Chris Witty
NaviSite, Inc.	Lippert/Heilshorn & Assoc.
978.946.8647	212.838.3777
ablaha@navisite.com	cwitty@lhai.com
NaviSite Reports Third Quarter Fiscal Year 2007 Results
EBITDA Growth of 43% on Record 8% Sequential Revenue Growth;
Bookings Growth of 50%
Andover, MA. June 4, 2007 — NaviSite, Inc. (NASDAQ: NAVI), a leading provider of application solutions, hosting and content delivery services, today reported financial results for its third quarter of fiscal year 2007, which ended April 30, 2007.
Third Quarter Fiscal Year 2007 Financial Results:
Revenue for the third quarter of fiscal year 2007 increased 17% to $32.7 million, compared to $27.9 million for the third quarter of fiscal year 2006. Sequentially, revenue for the third quarter of fiscal year 2007 increased 8% compared to $30.2 million of revenue in the second quarter of fiscal year 2007.
Income from operations was $1.1 million in the third quarter of fiscal year 2007, as compared to a loss from operations of $1.1 million in the third quarter of fiscal year 2006 and a loss of $0.4 million in the second quarter of fiscal year 2007.
NaviSite reported $6.0 million of EBITDA, excluding impairment costs, stock-based compensation and one-time charges (“EBITDA”) for the third quarter of fiscal year 2007, a 43% increase compared to the $4.2 million of EBITDA reported in the third quarter of fiscal year 2006 and a 15% increase compared to the $5.2 million of EBITDA reported in the second quarter of fiscal year 2007.
The Company reported a net loss of $2.4 million, or $0.08 per share, for the third quarter of fiscal year 2007, as compared with a net loss of $3.4 million, or $0.12 per share, for the third quarter of fiscal year 2006.
“NaviSite continued to generate bookings momentum and strong financial results in the third quarter,” said Arthur Becker, CEO, NaviSite. “Our record sequential revenue growth and positive EBITDA

(Page 1 of 9)

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

performance reflect the strength in customer demand across our service lines in both the U.S. and the U.K., and the near-record client bookings illustrate some early traction from our decision to increase the size of our sales organization.”
Business Highlights for the Third Quarter of Fiscal Year 2007:
•	Achieved strong bookings in NaviSite’s application solutions, hosting and content delivery services with approximately $785,000 of new monthly recurring revenue booked in the third quarter of fiscal year 2007. This represents an increase of 50% from the third quarter of fiscal year 2006 and almost matches the record bookings reached in the second quarter of fiscal year 2007.

•	Executed a total contract value in our application solutions, hosting and content delivery services business in the third quarter of fiscal year 2007 of $35.5 million, an increase of 175% from $12.9 million in the third quarter of fiscal year 2006 and a sequential increase of 20% over the $29.6 million in the second quarter of fiscal year 2007. The average term of these contracts was 43 months, representing a 16% increase in contract term lengths over the second quarter of fiscal year 2007.

•	Signed professional services contracts with a total value of $7.6 million in the third quarter of fiscal year 2007 compared to $7.2 million in the second quarter of fiscal year 2007, an increase of 6%, and an increase of 52% from the $5.0 million in the third quarter of fiscal year 2006.

•	Signed 54 new clients in the third quarter of fiscal 2007 — including CrushedPlanet.com, LLC; InterMedia Outdoors, Inc.; Privo, Inc.; and Quality Technology Services Holding, LLC — and renewed existing client contracts or expanded business with companies such as GoldMail; NewRiver, Inc., Hamilton Grant Software Ltd., and Genesis Consultancy.

•	Maintained low customer churn, defined as the loss of a customer or a reduction in a customer’s monthly revenue run rate, excluding our major accounts, at 1.3% per month for the third quarter of fiscal year 2007 compared to 1.0% per month for the third quarter of fiscal year 2006 and 1.4% for the second quarter of fiscal year 2007.

•	Announced a strategic partnership in a collaboration with Sun Microsystems to offer Independent Software Vendors (ISVs) and startup companies the ability to easily develop and/or deploy their software applications in an on-demand environment hosted and supported by NaviSite on Sun’s platform of products.

•	Launched AmericasJobExchange.com as a successor to America’s Job Bank (AJB). America’s Job Exchange will provide National Labor Exchange services to employers, job hunters and organizations without any interruption when AJB ends in July 2007. Since its recent launch, AJE has grown to over half a million job orders.

(Page 2 of 9)

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

In addition, NaviSite recently announced that Rathin Sinha has joined the Company to lead NaviSite’s marketing efforts as Chief Marketing Officer. Sinha joins NaviSite most recently from Monster.com, where he served as General Manager of eBusiness. While at Monster, Sinha built and quickly expanded the eCommerce channel, tripling its revenue in less than four years. Sinha will lead NaviSite’s overall marketing efforts, bringing particular expertise to the Company’s web-based lead generation initiatives and the newly launched America’s Job Exchange program.
Guidance:
NaviSite projects revenue for the fourth quarter of fiscal year 2007 to be between $33.5 and $34.0 million and between $125.0 and $125.5 million for the full fiscal year. EBITDA, excluding impairment costs, stock-based compensation and one-time charges, is projected to be between $6.3 and $6.8 million for the fourth quarter of fiscal year 2007 and between $22.8 and $23.3 million for the full fiscal year.
Additionally, NaviSite projects revenue for fiscal year 2008 to be between $140.0 and $150.0 million. EBITDA for fiscal year 2008, excluding impairment costs, stock-based compensation and one-time charges, is projected to be between $29.0 and $34.0 million.
Conference Call Scheduled for June 5, 2007:
NaviSite’s Chief Executive Officer, Arthur Becker, and Chief Financial Officer, Jim Pluntze will host a conference call to discuss NaviSite’s third quarter fiscal year 2007 financial results at 9:00 a.m. Eastern Time on June 5, 2007.
Call In Details:
Date and Time: Tuesday, June 5, 2007, 9:00 a.m. Eastern Time
Call In #: 866.314.5232 (International: 617.213.8052)
Enter Passcode #: 86765201
Dial In Replay: 888.286.8010 (International: 617.801.6888)
Enter Passcode #: 60814151
Available 30 minutes following the conclusion of the call and archived through June 5, 2008.
Archived Replay: Information accessible at http://www.navisite.com/earningscalls. Available 24 hours following the conclusion of the call.
Analyst Day

(Page 3 of 9)

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NaviSite is holding an Analyst Day and tour of its Andover data center operations on June 21, 2007. If you are a professional investor or analyst and would like to attend or have questions about this event, please call Chris Witty of Lippert/Heilshorn at 212.838.3777.
EBITDA:
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization. The Company also excludes impairment costs, non-cash stock-based compensation and one-time charges from its non-GAAP measure, as such items are considered to be non-operational in nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company’s actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company’s financial results prepared in accordance with U.S. GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA is included in the condensed consolidated financial statements in this release. The Company believes that using EBITDA as a performance measure, together with net loss, will help investors better understand the Company’s underlying financial performance.
About NaviSite, Inc.
NaviSite is a leading provider of application solutions and technology services for companies who seek to accelerate their business IT performance. With over 1,000 customers in 14 data centers and offices in the US, UK and India, NaviSite is the partner of choice for outsourcing enterprise applications and related IT services to drive IT Efficiency and Effectiveness. NaviSite delivers a unique combination of application implementation, management and content delivery services to provide full lifecycle support of enterprise applications. For more information, please visit www.navisite.com.
###
This release contains forward-looking statements, which address a variety of subjects including the expected future operating and financial results, including profitability, revenue growth and EBITDA, success and performance of NaviSite’s product and service offerings, and NaviSite’s strategic business plans for growing its customer base and increasing sales. All statements other than statements of historical fact, including without limitation those with respect to NaviSite’s goals, plans and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in

(Page 4 of 9)

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

these forward-looking statements: NaviSite’s success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company may not be achieved, including those as to expected EBITDA and revenue, or an inability to realize expected synergies or make expected future investments in NaviSite’ businesses or NaviSite may be unable to raise the necessary funds to meet its payment obligations to Silver Point Finance and other creditors; NaviSite’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite’s acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite’s products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite’s financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners.
###

(Page 5 of 9)

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2007 AND 2006
EBITDA Summaries

	For the Three Months Ended
	April 30, 2007	April 30, 2006
	Unaudited
	(In thousands)

Net loss, as reported	$(2,359)	$(3,448)

Depreciation	2,541	1,989
Interest expense, net	3,228	2,240
Income tax expense	293	293
Amortization	957	1,237

EBITDA	4,660	2,311

Impairment costs	—	136
Stock based compensation	852	992
Severance	28	132
Securities offering costs	70	600
Transaction fees and integration costs	437	52

EBITDA (excludes impairment costs, stock based compensation, severance, acquisition integration costs, transaction fees and securities offering costs)	$6,047	$4,223

	For the Nine Months Ended
	April 30, 2007	April 30, 2006
	Unaudited
	(In thousands)

Net loss, as reported	$(8,818)	$(10,886)

Depreciation	7,240	5,767
Interest expense, net	9,572	6,178
Income tax expense	880	880
Amortization	3,045	3,710

EBITDA	11,919	5,649

Impairment costs (recoveries)	(287)	513
Stock based compensation	2,686	3,112
Severance	148	140
Securities offering costs	694	600
Transaction fees and integration costs	1,359	52

EBITDA (excludes impairment costs, stock based compensation, severance, acquisition integration costs, transaction fees and securities offering costs)	$16,519	$10,066

(Page 6 of 9)

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2007 AND 2006
Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Nine Months Ended
	April 30, 2007	April 30, 2006	April 30, 2007	April 30, 2006
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)

Revenue, net	$32,664	$27,850	$91,225	$79,524
Revenue, related parties	84	73	260	144

Total revenue	32,748	27,923	91,485	79,668

Cost of revenue	21,914	19,125	61,703	55,495

Gross profit	10,834	8,798	29,782	24,173

Operating expenses:
Operating expenses	9,782	9,722	28,791	27,906
Impairment, restructuring and other	—	136	(287)	513

Total operating expenses	9,782	9,858	28,504	28,419

Income (Loss) from operations	1,052	(1,060)	1,278	(4,246)

Other income (expense):
Interest income	79	137	163	191
Interest expense	(3,307)	(2,377)	(9,735)	(6,369)
Other income (expense), net	110	145	356	418

(Loss) before income tax expense	(2,066)	(3,155)	(7,938)	(10,006)
Income tax expense	(293)	(293)	(880)	(880)

Net loss	$(2,359)	$(3,448)	$(8,818)	$(10,886)

Basic and diluted net loss per common share	$(0.08)	$(0.12)	$(0.29)	$(0.38)

Basic and diluted weighted average number of common shares outstanding	31,128	28,554	29,947	28,505

(Page 7 of 9)

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2007 AND 2006
Condensed Consolidated Balance Sheets

	April 30, 2007	July 31, 2006
	Unaudited
	(In thousands)

ASSETS

Current assets:
Cash and cash equivalents	$4,624	$3,360

Accounts receivable, less allowance for doubtful accounts of $936 and $1,944 at April 30, 2007 and July 31, 2006, respectively	15,737	11,872
Unbilled accounts receivable	1,095	430
Due from related party	—	30
Prepaid expenses and other current assets	9,325	8,804

Total current assets	30,781	24,496

Non-current assets	73,956	77,913

Total assets	$104,737	$102,409

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	5,690	2,115
Notes payable to AppliedTheory Estate	6,000	6,000
Capital lease obligations, current portion	2,053	2,081
Accounts payable	4,318	5,338
Accrued expenses, deferred revenue, deferred other income and customer deposits	17,901	18,034

Total current liabilities	35,962	33,568

Total non-current liabilities	68,769	70,817

Total liabilities	104,731	104,385

Total stockholders’ equity (deficit)	6	(1,976)

Total liabilities and stockholders’ equity (deficit)	$104,737	$102,409

(Page 8 of 9)

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2007 AND 2006
Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended
	April 30, 2007	April 30, 2006
	Unaudited
	(In thousands)

Net cash provided by (used for) operating activities	$562	$(7,209)

Net cash used for investing activities	(2,165)	(2,029)

Net cash provided by financing activities	3,252	8,070

Net increase (decrease) in cash	1,649	(1,168)
Cash and cash equivalents, beginning of period	2,975	1,900

Cash and cash equivalents, end of period	$4,624	$732

	For the Nine Months Ended
	April 30, 2007	April 30, 2006
	Unaudited
	(In thousands)

Net cash provided by (used for) operating activities	$3,168	$(7,713)

Net cash used for investing activities	(5,107)	(4,327)

Net cash provided by financing activities	3,203	5,956

Net increase (decrease) in cash	1,264	(6,084)
Cash and cash equivalents, beginning of period	3,360	6,816

Cash and cash equivalents, end of period	$4,624	$732

(Page 9 of 9)

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA